UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 15, 2023

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Accounting Officer. On May 15, 2023, Mark Livingston, Vice-President, Chief Accounting Officer and Controller of Quanex Building Products Corporation (the “Company”), resigned from his position to pursue other interests, effective immediately. Mr. Livingston’s resignation was not related to any disagreement related to the Company’s operations, policies, practices, or financial statements.

Appointment of Principal Accounting Officer. On May 15, 2023, Karen Ettredge was named the Company’s Vice President and Corporate Controller and will serve as the Company’s principal accounting officer. Ms. Ettredge, age 42, joined the Company in 2015 as SEC Reporting Manager, and has served as the Company’s Director of SEC Reporting and Assistant Controller since 2020. Prior to joining the Company, Ms. Ettredge worked as Senior Manager – Treasury at Waste Management, Inc. (2012-2014) and Senior Accountant – Financial Reporting at El Paso Corporation (2009-2012). Ms. Ettredge received BBA and MBA degrees from Texas Tech University and is a Certified Public Accountant. By virtue of Ms. Ettredge’s appointment, subject to formal approval of the Company’s Compensation & Management Development Committee, she will become eligible to participate in the Company’s executive severance policy as a Tier 2 participant.

There is no familial relationship between Ms. Ettredge and any of the Company’s directors or executive officers. Ms. Ettredge has not been involved in any “related party transactions” with the Company, as such term is defined in Regulation S-K of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

May 16, 2023	/s/ Scott M. Zuehlke
(Date)	Scott M. Zuehlke
Senior Vice President – Chief Financial Officer & Treasurer